EXHIBIT 10.1

Lease Plan North America, Inc
c/o ABN AMRO Bank N.V. as Agent
Capital Markets-Syndications Group
1325 Avenue of the Americas, 9th Floor
New York, NY 10019
Attn: Linda Boardman

1. Reference is made to that certain Participation Agreement, dated as of December 5, 1997 (the "Participation Agreement"), among Etec Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Lessor"), the financial institutions listed in Schedule I to the Participation Agreement, (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

2.  Pursuant to Subparagraph  2.09(a) of the Participation Agreement,
Lessee hereby irrevocably requests Lessor to extend (and the Participants to consent to such extension) the Unused 364-Day Commitment $10,000,000 for an additional six (6) months by extending the current 364-Day Commitment Termination Date from December 4, 1998 to June 4, 1999.

3. Lessee hereby certifies to the Lessor Parties that, on the date of this 364-Day Commitment Extension Request and after giving effect to the extension requested hereby:

(a). The representation and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

(b) No Default has occurred and is  continuing; and

(c) All of the Operative Documents are in  full force and effect.




 By: /S/ Richard W. Powell
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Richard W.  Powell
Corporate Treasurer
Etec Systems, Inc.

Consented to and Acknowledged by:

Signature:Mary Beth Suhr
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Name:  Mary Beth Suhr
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Title:   V. P.
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Bank:  Comerica
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